SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
    (AS PERMITTED BY RULE 14A-6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240-14a-12

                         Capital City Bank Group, Inc.
____________________________________________________________________________
            (Name of Registrant as Specified in Its Charter)

____________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):
[X]  No fee required.
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                 NOTICE OF 2005 ANNUAL MEETING OF SHAREOWNERS
                                     AND
                               PROXY STATEMENT





                               [CCBG STAR LOGO]





[CCBG NAME LOGO]

217 North Monroe Street * Tallahassee, Florida 32301

----------------------------------------------------------------------------
CONTENTS
----------------------------------------------------------------------------



LETTER TO SHAREOWNERS


NOTICE OF ANNUAL MEETING OF SHAREOWNERS


PROXY STATEMENT

General Information........................................................1

Corporate Governance.......................................................3

Nominees for Election as Directors.........................................7

Continuing Directors and Executive Officers................................8

Share Ownership........................................................... 9

Executive Officers and Transactions with Management.......................11

Compensation Committee Report.............................................12

Executive Compensation....................................................15

Retirement Plans..........................................................18

Five-Year Performance Graph...............................................19

Audit Committee Report....................................................20

Ratification of Auditors..................................................22

Annual Report.............................................................23

----------------------------------------------------------------------------
LETTER TO SHAREOWNERS
----------------------------------------------------------------------------





                         CAPITAL CITY BANK GROUP, INC.
                            217 North Monroe Street
                           Tallahassee, Florida 32301





April 1, 2005


Dear Fellow Shareowners:

You are cordially invited to attend the 2005 Annual Meeting of Shareowners at 11:00 a.m., local time, on Tuesday, April 26, 2005, at Wesleyan College, 4760 Forsyth Road, Candler Alumnae Building, Oval Hall, Macon, Georgia 31210.

At the meeting, I will give an update on Capital City's business and plans for the future. Also, we will elect four Class II directors to the Board of Directors and ratify our accountants for fiscal 2005.

Your Board of Directors encourages every shareowner to vote. Your vote is very important. Whether or not you plan to attend the meeting, please review the proxy materials and return your proxy instructions by Monday, April 11, 2005.

The meeting will begin at 11:00 a.m. I hope you will come early and join your friends for light refreshments at 10:30 a.m.



Sincerely,


/s/ William G. Smith, Jr.
William G. Smith, Jr.
Chairman, President,
and Chief Executive Officer

----------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREOWNERS
----------------------------------------------------------------------------


-------------------------------------   ------------------------------------
BUSINESS                                TIME
-------------------------------------   ------------------------------------

(1) Elect four Class II directors       11:00 a.m., local time,
    to the Board of Directors           April 26, 2005

(2) Ratify the appointment of           ------------------------------------
    KPMG LLP as the auditors for        PLACE
    The fiscal year ending              ------------------------------------
    December 31, 2005
    Associate Stock Purchase Plan       Wesleyan College
                                        4760 Forsyth Road 3
(3) Transact other business properly    Candler Alumnae Building
    coming before the meeting or any    Oval Hall
    adjournment of the meeting.         Macon, Georgia

-------------------------------------   ------------------------------------
DOCUMENTS                               VOTING
-------------------------------------   ------------------------------------

The Proxy Statement, proxy card,        Even if you plan to attend the
and Capital City Bank Group Annual      meeting in Macon, Georgia, please
Report are included in this mailing.    provide us your voting instructions
                                        in one of the following ways as soon
                                        as possible:

-------------------------------------   (1) Internet - use the internet
RECORD DATE                                 address on the proxy card
-------------------------------------
                                        (2) Telephone - use the toll-free
Shareowners owning Capital City              number on the proxy card; and
Bank Group shares at the close of
business on February 28, 2005, are      (3) Mail - mark, sign, and date the
entitled to attend and vote at the          proxy card and return in the
meeting.  A list of these shareowners       enclosed postage-paid envelope
will be available at the Annual
Meeting and for 10 days prior to the
Annual Meeting between the hours of
9:00 a.m. and 5:00 p.m., at our
principal executive offices at
217 North Monroe Street, Tallahassee,
Florida 32301.




By Order of the Board of Directors

J. KIMBROUGH DAVIS
Corporate Secretary,

Tallahassee, Florida
April 1, 2005

----------------------------------------------------------------------------
PROXY STATEMENT - GENERAL INFORMATION
----------------------------------------------------------------------------


Why am I receiving this Proxy Statement and proxy card?

The Board of Directors is soliciting your proxy for the 2005 Annual Meeting of Shareowners and any adjournments of this meeting. The meeting will be held at 11:00 a.m., local time, Tuesday, April 26, 2005, at the Wesleyan College, 4760 Forsyth Road, Candler Alumnae Building, Oval Hall, Macon, Georgia 31210. This Proxy Statement and the proxy card are being provided to shareowners on or about April 1, 2005.

What is being voted upon?

The election of four Class II directors and the ratification of KPMG LLP as the Company's auditors. The proposals to be considered will not create appraisal or dissenter's rights. We are not aware of any other matters to be presented at the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

Who can vote?

All shareowners of record on the record date of February 28, 2005. On that date, there were 14,162,103 Capital City Bank Group common shares outstanding and entitled to vote, and these shares were held of record by approximately 1,598 shareowners.

How much does each share count?

Each share counts as one vote. For the proposals scheduled to be voted upon at the meeting, withheld votes on directors, abstentions, and shares held by a broker that the broker fails to vote are all counted to determine a quorum, but are not counted for or against the matters being considered. There is no cumulative voting.

How many votes are required to have a quorum?

In order for us to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy.

How many votes are required to elect directors and to ratify KPMG's appointment?

Directors are elected by a plurality of the votes cast. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. At our meeting, the maximum number of directors to be elected is four. The ratification of KPMG's appointment requires a majority of the votes cast at the Annual Meeting.

How do I give voting instructions?

You may attend the meeting and give instructions in person or by the Internet, by telephone, or by mail. Instructions are on the proxy card. The appropriate individuals named on the enclosed proxy card will vote all properly executed proxies that are delivered in response to this solicitation and not later revoked in accordance with the instructions given by you. If you want to vote in person at the Annual Meeting, and you hold your Capital City Bank Group shares through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

How will my voting instructions be treated?

If you provide specific voting instructions, your shares will be voted as instructed. If you hold your shares in your name and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, then your shares will be voted as recommended by our Board of Directors.

If you hold your shares in the name of a bank, broker, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your broker can vote your shares on certain "routine" matters. At our meeting, both proposals 1 and 2 are considered routine, which means that your nominee can vote your shares on these proposals if you do not timely provide instructions to vote your shares.

If you hold your shares in the name of a bank, broker, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you don't give your broker instructions on how to vote your shares, then the votes will be considered broker nonvotes. A "broker nonvote" will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal.

Can I change my vote?

Yes, you may revoke your proxy by submitting a later proxy or by written request received by the Company's corporate secretary before the meeting. You may also revoke your proxy at the meeting and vote in person.

What does it mean if I get more than one proxy card?

You will receive a proxy card for each account you have. Please vote proxies for all accounts to ensure that all your shares are voted.

When are shareowner proposals due for the 2006 Annual Meeting?

Shareowner proposals that are to be included in the Proxy Statement for the 2006 meeting must be received by December 2, 2005. Shareowner proposals for the 2006 meeting that are not intended to be included in the Proxy Statement for that meeting must be received by February 18, 2006 or the Board of Directors can vote the proxies in its discretion on the proposal. Proposals must comply with the proxy rules and be submitted in writing to:

	   J. Kimbrough Davis
	   Corporate Secretary
	   Capital City Bank Group, Inc.
	   217 North Monroe Street
	   Tallahassee, Florida 32301

Who pays for soliciting proxies?

The Company pays the cost of soliciting proxies. The officers or other employees of the Company or its subsidiaries may solicit proxies to have a larger representation at the meeting.

----------------------------------------------------------------------------
CORPORATE GOVERNANCE
----------------------------------------------------------------------------


GOVERNING PRINCIPLES

Capital City Bank Group is a financial holding company managed by a core group of officers and governed by a Board of Directors consisting of 12 members.
The Company is committed to maintaining a business atmosphere where only the highest ethical standards and integrity prevail. An unwavering adherence to high ethical standards provides a strong foundation on which the Company's business and reputation can thrive, and is integral to creating and sustaining a successful, high-caliber company.

INDEPENDENT DIRECTOR MEETINGS IN EXECUTIVE SESSIONS

The Company's independent directors, as defined under the Nasdaq rules, have established a policy to meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company's independent directors. Any independent director may call an executive session of independent directors at any time. In 2004, the independent directors met in an executive session four times. Cader B. Cox, III serves as the lead independent director.

INDEPENDENT DIRECTORS

The Company's common stock is listed on the Nasdaq National Market. Nasdaq requires that a majority of the Company's directors be "independent," as defined by the Nasdaq's rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of a director's immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that a majority of the Company's directors are independent directors under the Nasdaq rules. Included among the Company's independent directors are the following current directors and nominees for director: DuBose Ausley, Frederick Carroll, III, Cader B. Cox, III, J. Everitt Drew, John K. Humphress, Lina S. Knox, Ruth A. Knox, Henry Lewis III, and John
R. Lewis.

DIRECTOR NOMINATING PROCESS

The Nominating Committee annually reviews and makes recommendations to the full Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes and personal and professional backgrounds needed by the Company, consistent with applicable Nasdaq and regulatory requirements.

The Nominating Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the Company's shareowners. The Nominating Committee will consider criteria including the nominee's current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, the business experience currently desired on the Board, geography, the nominee's banking industry experience, and the nominee's general ability to enhance the overall composition of the Board.

The Company's Nominating Committee will identify nominees for directors primarily based upon suggestions from shareowners, current directors, and executives. The Chair of the Nominating Committee and at least one other member of the Nominating Committee will interview director candidates. The full Board will formally nominate candidates for director to be included in the slate of directors presented for shareowner vote based upon the recommendations of the Nominating Committee following this process.

Any Company shareowner entitled to vote generally in the election of directors may recommend a candidate for nomination as a director. A shareowner may recommend a director nominee by submitting the name and qualifications of the candidate the shareowner wishes to recommend, pursuant to Article VII of the Company's Articles of Incorporation, to the Company's Nominating Committee, c/o Capital City Bank Group, 217 North Monroe Street, Tallahassee, Florida 32301. To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received no earlier than 180 days and no later than 120 days prior to April 26, 2006, the first anniversary of this year's annual meeting date. In other words, director nominations must be received no earlier than October 29, 2005, and no later than December 27, 2005. Recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareowners. Recommendations meeting these requirements will be brought to the attention of the Company's Nominating Committee. Candidates for director recommended by shareowners are afforded the same consideration as candidates for director identified by Company directors, executive officers or search firms, if any, employed by the Company.

SHAREOWNER COMMUNICATIONS

The Company's Corporate Governance Guidelines provide for a process by which shareowners may communicate with the Board, a Board committee, the non-management directors as a group, or individual directors. Shareowners who wish to communicate with the Board, a Board committee or any other directors or individual directors may do so by sending written communications addressed to the Board of Directors of Capital City Bank Group, a Board committee or such group of directors or individual directors, Capital City Bank Group, c/o Corporate Secretary, 217 North Monroe Street, Tallahassee, Florida 32301. All communications will be compiled by the Company's Corporate Secretary and submitted to the Board, a committee of the Board or the appropriate group of directors or individual directors, as appropriate, at the next regular meeting of the Board.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines that give effect to the Nasdaq corporate governance listing standards and various other corporate governance matters.

CODES OF CONDUCT AND ETHICS

The Board has adopted Codes of Conduct applicable to all directors, officers, and associates and a Code of Ethics applicable to the Company's Chief Executive Officer and its financial and accounting officers, all of which are available, without charge, upon written request to Capital City Bank Group, c/o Corporate Secretary, 217 North Monroe Street, Tallahassee, Florida 32301. These codes are designed to comply with Nasdaq and SEC requirements.

BOARD MEETINGS

The Board met 12 times in 2004. All of the directors attended at least 75 percent of the total aggregate number of meetings of the Board and of the Board committees on which they served.


ANNUAL MEETINGS

The Company expects all directors to attend the Company's Annual Meeting.
All directors, who were directors at the time of the Company's Annual Meeting in 2004, attended the Annual Meeting.


COMMITTEES OF THE BOARD

Other than the Executive Committee, which has the delegated authority to exercise the power and authority of the Board of Directors between meetings (except for matters requiring the full Board or the shareowners), the Board has adopted written charters for each of its four standing committees: Audit, Compensation, Nominating, and Corporate Governance. The Nominating and Audit Committee charters are published on the Corporate Governance section of the Company's website at www.ccbg.com and were included as appendices to the Company's proxy statement filed with the SEC on April 1, 2004. The Board has determined that all members of the Audit, Compensation, Nominating, and Corporate Governance Committees are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Audit Committee:

* Members are Frederick Carroll, III (Chairman and financial expert), Cader B. Cox, III, J. Everitt Drew and Ruth A. Knox

*  Met 12 times in 2004

* Oversees the Company's auditing, accounting, financial reporting, and internal control functions

* Monitors and reviews the Company's compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991 and reviews regulatory reports

* Reviews independent auditors' report on the Company's financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters

* Recommends independent auditors and reviews their independence and qualifications, services, fees, and the scope and timing of audits

Compensation Committee:

* Members are Cader B. Cox, III (Chairman), J. Everitt Drew, Henry Lewis III, and John R. Lewis

*  Met seven times in 2004

* Evaluates performance of the President and Chief Executive Officer and reviews and approves compensation for the named executive officers listed in the summary compensation table

* Evaluates and recommends appropriate level of director compensation, including compensation for service as a member or chair of a Board committee, and ensures that payments, if any, to directors other than in their capacity as directors are proper, and are fully and properly disclosed

Nominating Committee:

* Members are John R. Lewis (Chairman), Cader B. Cox, III, Ruth A. Knox, and Henry Lewis III

*  Met five times in 2004

* Develops and reviews background information for candidates for the Board of Directors, including candidates recommended by shareowners, and makes recommendations to the Board of Directors about these candidates

Corporate Governance Committee:

* Members are John K. Humphress (Chairman), Frederick Carroll, III, Lina S. Knox, and Ruth A. Knox

*  Met three times in 2004

* Develops, implements and monitors policies and practices relating to corporate governance

*  Oversees the annual self-assessment of the Board

DIRECTORS' FEES

Only non-employee directors are compensated for board service. The pay components for 2004 were:

   Annual Retainers:

      $12,500 for each non-employee member of the Board of Directors

      $1,250 additional annual retainer if serving as chairman of a Board committee and $2,500 if serving as Audit Committee Chairman

   Meeting Fees:

      $1,000 per month for all Board and committee meetings

Directors were also permitted to purchase shares of common stock at a 10% discount from fair market value under the 1996 Director Stock Purchase Plan. This Plan had 187,500 shares reserved for issuance. Since the inception of this Plan, 54,388 shares have been issued to directors. During 2004, 7,369 shares were purchased. Purchases under this Plan were not permitted to exceed the annual retainer and meeting fees received. This Plan was terminated as of December 31, 2004. A substantially similar plan, the 2005 Director Stock Purchase Plan, was adopted by the shareowners at the Company's 2004 Annual Meeting. As of January 1, 2005, all purchases of this type will be made under the 2005 Director Stock Purchase Plan.

----------------------------------------------------------------------------
NOMINEES FOR ELECTION AS DIRECTORS
----------------------------------------------------------------------------

ITEM NO. 1
----------

ELECTION OF DIRECTORS
---------------------

The Board of Directors is divided into three classes, designated Class I, Class II, and Class III. The directors in each class are elected for terms of three years or until their successors are duly elected and qualified.

At the meeting, the shareowners will elect four Class II directors. The individuals named on the enclosed proxy card will vote, unless instructed otherwise, each properly delivered proxy for the election of the following nominees as directors. If a nominee is unable to serve, the shares represented by all valid proxies that have not been revoked will be voted for the election of a substitute as the Board of Directors may recommend, or the Board of Directors may by resolution reduce the size of the Board of Directors to eliminate the resulting vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.


  CLASS II DIRECTOR NOMINEES:
  --------------------------


  THOMAS A. BARRON
  Mr. Barron, 52, has been a director since 1982. He is Treasurer of the Company and was appointed President of Capital City Bank in 1995.


  J. EVERITT DREW
  Mr. Drew, 49, has been a director since 2003. Since 2000, he has been the President of St. Joe Land Company where his duties include overseeing the sale and development efforts of several thousand acres of St. Joe property in northwest Florida and southwest Georgia.

  LINA S. KNOX
  Ms. Knox, 60, has been a director since 1998. She is a dedicated community volunteer. Ms. Knox is the first cousin of William G. Smith, Jr.


  JOHN R. LEWIS
  Mr. Lewis, 62, has been a director since 1999. He is President and Chief Executive Officer of Super-Lube, Inc., Tallahassee, Florida, which he founded in 1979.


Except as provided above, if elected, Messrs. Barron, Drew, and Lewis and Ms. Knox will serve as Class II directors until the 2008 Annual Meeting. Messrs. Barron and Lewis and Ms. Knox have served as directors for at least the past five years. Mr. Drew became a director on July 1, 2003.

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.

   The Board of Directors unanimously recommends a vote "FOR" the nominees.

----------------------------------------------------------------------------
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
----------------------------------------------------------------------------

CONTINUING CLASS I DIRECTORS:
------------------------------
(Term expiring in 2007)

CADER B. COX, III
Mr. Cox, 55, has been a director since 1994. Since 1976, he has served as President of Riverview Plantation, Inc., a resort and agricultural company.

L. MCGRATH KEEN, JR.
Mr. Keen, 51, has been a director since October 2004. He served as President (since 2000) and director (1980-2004) of Farmers and Merchants Bank, prior to its merger with CCBG. He was a principal shareowner of Farmers and Merchants Bank at the time of the merger.

RUTH A. KNOX
Ms. Knox, 51, has been a director since 2003. Since 2003, she has served as President of Wesleyan College, Macon, Georgia. Prior to this appointment, she practiced law in Atlanta and Macon, Georgia for 25 years.

WILLIAM G. SMITH, JR.
Mr. Smith, 51, is the Chairman of the Board of the Company and has been a director since 1982. In 1995, he was appointed President and Chief Executive Officer of the Company and Chairman of Capital City Bank. In 2003, Mr. Smith was elected Chairman of the Board of Directors. Mr. Smith is the first cousin of Lina S. Knox.


CONTINUING CLASS III DIRECTORS:
-------------------------------
(Term expiring in 2006)

DUBOSE AUSLEY
Mr. Ausley, 67, has been a director since 1982. He is employed by the law firm of Ausley & McMullen and was Chairman of this firm and its predecessor for more than 20 years. Since 1992, he has served as a director of TECO Energy, Inc. Since 1993, Mr. Ausley has served as a director of Sprint Corporation. In addition, Mr. Ausley has served as a director of Huron Consulting Group, Inc. since 2004.

FREDERICK CARROLL, III
Mr. Carroll, 54, has been a director since 2003. Since 1990, he has been the Managing Partner of Carroll and Company CPAs, an accounting firm specializing in tax and audit based in Tallahassee, Florida.

JOHN K. HUMPHRESS
Mr. Humphress, 56, has been a director since 1994. Since 1973, he has been a shareholder of Krause Humphress Pace & Wadsworth, Chartered CPAs.

HENRY LEWIS III
Dr. Lewis, 55, has been a director since 2003. He is a Professor and Director of the College of Pharmacy and Pharmaceutical Studies at Florida A&M University. Prior to Dr. Lewis's appointment to his position as director in 2004, Dr. Lewis served as Dean of the College of Pharmacy and Pharmaceutical Studies at Florida A&M University since 1994.


NON-DIRECTOR EXECUTIVE OFFICER:
-------------------------------

J. KIMBROUGH DAVIS
Mr. Davis, 51, was appointed Executive Vice President and Chief Financial Officer of the Company in 1997. He served as Senior Vice President and Chief Financial Officer from 1991 to 1997. In 1998, he was appointed Executive Vice President and Chief Financial Officer of Capital City Bank.

----------------------------------------------------------------------------
SHARE OWNERSHIP
----------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's directors and executive officers, and parties owning beneficially more than 10% of the common stock, must file reports with the Securities and Exchange Commission to reflect their interests in the Company's common stock. Copies of these reports must be furnished to the Company. Based solely upon on a review of these reports received by the Company for fiscal 2004 and any written representations from its officers and directors, the Company believes that each required Section 16(a) report for 2004 was filed on time.

SHARE OWNERSHIP TABLE

Beneficial owners of more than 5% of the common stock are required to file reports with the Securities and Exchange Commission. The following table provides information, as of February 28, 2005, on the common stock beneficially owned by beneficial owners who have filed the required reports, beneficial owners who were known to the Company to beneficially own more than 5% of the common stock, directors, executive officers named in the Summary Compensation Table, and all executive officers and directors as a group.



                                                                                Percentage of
                                                       Shares Beneficially       Outstanding
                                                            Owned <F1>           Shares Owned
                                                       -------------------      -------------
Robert H. Smith <F2>                                       2,503,614 <F3>           17.68%
Post Office Box 11248
Tallahassee, Florida 32302

William G. Smith, Jr. <F2>                                 2,660,656 <F4>           18.79%
Post Office Box 11248
Tallahassee, Florida 32302

DuBose Ausley                                                574,076 <F5>            4.05%

Thomas A. Barron                                             252,429 <F6>            1.78%

Frederick Carroll, III                                         2,942                     *

Cader B. Cox, III                                            315,665 <F7>            2.23%

J. Kimbrough Davis                                            48,854 <F8>                *

J. Everitt Drew                                                2,000 <F9>                -

John K. Humphress                                            425,250 <F10>           3.00%

L. McGrath Keen, Jr.                                         462,796 <F11>           3.27%

Lina S. Knox <F2>                                             86,531 <F12>               *

Ruth A. Knox                                                   1,409                     *

Henry Lewis III                                                  874                     *

John R. Lewis                                                 17,033                     *

Bruce S. Sherman                                             711,467 <F13>           5.02%
8889 Pelican Bay Blvd., Naples, Florida  34108

All Directors and Executive Officers as a Group            4,850,515                34.25%
(13 Persons)

*Represents less than one percent.



                                      9



<F1>  For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has or shares voting or investment power with respect to the shares or has a right to acquire beneficial ownership at any time within 60 days from the record date. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

<F2>  Robert H. Smith and William G. Smith, Jr. are brothers, and Lina S.
      Knox is their first cousin.

<F3>  Includes (i) 80,106 shares in accounts for his children for which Mr.
      Smith is custodian; (ii) 453,171 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; and (iii) 460,578 shares held by a partnership under which Mr. Smith shares voting and investment power. Of the shares beneficially owned by Robert H. Smith, 913,749 shares are also beneficially owned by William G. Smith, Jr.

<F4>  Includes (i) 31,299 shares in an account for his son for which Mr.
      Smith is custodian; (ii) 453,171 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee;
      (iii) 460,578 shares held by a partnership under which Mr. Smith shares voting and investment power; and (iv) 27,519 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership. Of the shares beneficially owned by William G. Smith, Jr., 913,749 shares are also beneficially owned by Robert H. Smith.

<F5>  Includes (i) 228,345 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; (ii) 10,000 shares owned by Mr. Ausley's wife, of which he disclaims beneficial ownership; and (iii) 280 shares owned by Mr. Ausley and his wife.

<F6>  Includes (i) 46,427 shares held in trusts under which Mr. Barron serves as trustee; (ii) 573 shares for which Mr. Barron has power of attorney and may be deemed to be a beneficial owner; and (iii) 23,125 shares owned by Mr. Barron's wife, of which he disclaims beneficial ownership.

<F7>  Includes 300,812 shares held in a trust under which Mr. Cox shares voting and investment power as a co-trustee, of which he disclaims beneficial ownership.

<F8>  Includes (i) 1,180 shares in accounts for his children for which Mr.
      Davis is custodian; (ii) 15,633 shares owned jointly by Mr. Davis and his wife; and (iii) 4,082 shares owned by Mr. Davis's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.

<F9>  Includes 500 shares in accounts for his children for which Mr. Drew is custodian.

<F10> Includes (i) 72,712 shares held by a limited partnership of which Mr.
      Humphress is a general partner and shares voting and investment power;
      (ii) 3,550 shares owned jointly by Mr. Humphress and his wife;
      (iii) 2,626 shares in accounts for his children for which Mr. Humphress is custodian; (iv) 300,812 shares held in a trust under which Mr. Humphress shares voting and investment power as a co-trustee, of which he disclaims beneficial ownership; and (v) 1,378 shares owned by Mr. Humphress's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.

<F11> Includes 95,338 shares held in a trust of which Mr. Keen serves as trustee and 161,508 shares held in a trust under which Mr. Keen serves as co-trustee.

<F12> Includes 3,000 shares owned jointly by Ms. Knox and her husband.

<F13> This information is based upon a Schedule 13G filed by the reporting person. Mr. Sherman reports sole voting and investment power over 11,250 shares. Mr. Sherman is CEO of Private Capital Management, L.P. ("PCM"). Mr. Sherman reports shared voting and investment power with respect to 700,217 shares held by PCM's clients and managed by PCM.
      Mr. Sherman disclaims beneficial ownership for the shares held by PCM's clients.


----------------------------------------------------------------------------
EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT
----------------------------------------------------------------------------

EXECUTIVE OFFICERS

Executive officers are elected annually by the Board of Directors at its meeting following the annual meeting of shareowners to serve for a one year term and until their successors are elected and qualified. Messrs. Barron and William G. Smith, Jr. serve as directors and executive officers of the Company and Mr. Davis is an executive officer of the Company. For information pertaining to the business experience and other positions held by these individuals, see "NOMINEES FOR ELECTION AS DIRECTORS" and "CONTINUING DIRECTORS AND EXECUTIVE OFFICERS."

TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

During 2004, Capital City Bank, a wholly-owned subsidiary of the Company, had outstanding loans to several of the Company's directors, executive officers, their associates and members of the immediate families of these directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

DuBose Ausley, a director of the Company, is employed by and is the former Chairman of Ausley & McMullen, the Company's general counsel. During 2004, the Company and the Company's subsidiaries paid legal fees to this law firm of approximately $758,000.

Capital City Bank's Apalachee Parkway Office is located on land leased from the Smith Interests General Partnership L.L.P. ("SIGP") in which William G. Smith, Jr. (Chairman of the Board, President, and Chief Executive Officer of the Company), Robert H. Smith (a Vice President of the Company), and Lina S. Knox (a Director of the Company) are partners. In addition, a trust for the benefit of Elaine W. Smith, a relative of William G. Smith, Jr., Robert H. Smith, and Lina S. Knox, of which DuBose Ausley, a director of the Company, is trustee, is also a partner of SIGP. As trustee of this trust, Mr. Ausley has the power to vote the SIGP interests owned by the trust. Under a lease agreement expiring in 2024, Capital City Bank makes annual lease payments to SIGP. Lease payments are adjusted periodically for inflation. Actual lease payments made by Capital City Bank to SIGP in 2004 amounted to $88,892. Expected lease payments in 2005 are approximately $109,000.

----------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT
----------------------------------------------------------------------------

What is the Company's Executive Compensation Philosophy?

We, as a Committee, have established the Company's compensation philosophy. This compensation philosophy provides broad guidance on executive compensation and more specifically on the compensation of the named executive officers including the Chairman, President, and Chief Executive Officer of the Company, the President of Capital City Bank, and the Executive Vice President and Chief Financial Officer of the Company. Specifically, the compensation philosophy includes:

   *  Aligning shareowner value with compensation;
   * Providing a direct and transparent link between the performance of the Company and pay for the named executive officers;
   * Making prudent use of the stock options and other stock-based compensation plans to ensure compatibility between executive compensation and creation of shareowner value;
   * Aligning the interests of shareowners with that of the Company's senior executive officers through performance-based incentive plans; and
   * Awarding total compensation that will be effective in attracting, motivating, and retaining key associates.

We believe that accomplishing corporate goals is essential for the Company's continued success and sustained financial performance. Therefore, we believe that executive compensation should be largely performance-based. Specific targets and weightings used for establishing short-term and long-term performance goals are subject to change at the beginning of each measurement period, and are influenced by the Board of Directors' desire to emphasize performance in certain areas. Each year, we review and approve all performance-based goals.

What Comprises Total Executive Compensation?

   *  Base salary
   *  Short-term incentives
   *  Long-term incentives
   *  Benefits and perquisites

Total Executive Compensation

During 2004, we employed an outside compensation consultant who conducted a study comparing the total compensation of the Company's named executive officers to a peer group of comparable commercial banks. The banks in the peer group were chosen based on their similarities to the Company relative to asset size, performance, and markets served. We used this study as a guide to determine the level of compensation for the Company's named executive officers.

Base Salary

Base salaries for the named executive officers are determined by assessing the competitive market, the responsibilities required by the position, and the experience and performance of the individual. Mr. Smith was elected as President and Chief Executive Officer in 1995, and in 2003, he was appointed Chairman of the Board of the Company. In 2004, Mr. Smith's base salary was set at $195,000 per year. We have increased his salary to $210,000 per year for 2005. We have determined that Mr. Smith's salary is reasonable and meets the standards contained in the Company's compensation philosophy.

Short-term Incentives

Cash Bonuses. Each named executive officer has the opportunity to earn annual cash bonuses. These cash bonuses, paid through the profit participation plan, are based solely on the Company achieving a target earnings per share (EPS). EPS goals are set at the beginning of the year as recommended by management and approved by the Compensation Committee and the Board of Directors. In 2004, no bonuses would be paid if the Company's actual EPS is 75% or less of the budgeted EPS. Bonuses ranging from 4% to 200% of a specified target award are paid to named executive officers if the Company's actual EPS is between 75% and 125% of budgeted EPS. In 2004, Mr. Smith's cash bonus was $196,454 based on achieving EPS of $2.18, which was slightly below the 2004 target performance.

Stock Bonuses. The Company maintains an Associate Incentive Plan, which was approved by the Company's shareowners. Under this plan, the named executive officers are eligible to earn annual Performance Share Units, based on the achievement of short-term performance goals. We set these goals with reference to several performance factors. In 2004, the factors were based on revenue growth, loan growth, deposit growth, achieving a target efficiency ratio, and loan credit quality measures. For achieving short-term performance goals in 2004, Mr. Smith received a payout of 456 shares under the Associate Incentive Plan, with a fair market value of $44.84 per share. The opportunity at maximum performance was 702 shares. In addition to stock earned in 2004, the Company provided a cash bonus equal to 31% of the value of stock as a partial offset to the tax liability incurred by Mr. Smith.

Total Annual Bonus of Chief Executive Officer. Mr. Smith's annual bonus was tied directly to the Company's actual profitability for 2004 compared to targeted profitability. We believe his performance and influence are best measured by the Company's profitability and performance goals. In 2004, Mr. Smith earned short-term incentive compensation of $223,240. This annual bonus includes a cash bonus of $196,454, a stock bonus award of $20,447, and a 31% tax supplement bonus of $6,339.

Long-term Incentives

Performance Share Units. Under the Associate Incentive Plan, the Company provides long-term incentive compensation through performance-based grants of Performance Share Units to all named executive officers. In 2004, the goal for the named executive officers to receive long-term Performance Share Units was based on annual growth in EPS. In 2004, no Performance Share Units were awarded through the long-term incentive component of the Associate Incentive Plan to the named executive officers because the Company did not achieve its targeted goal of 10% annual growth in EPS.

Stock Options. Mr. Smith is the only named executive officer who is currently eligible to be granted stock options. On January 1, 2003, the Company and Mr. Smith entered into an agreement to award stock options as provided for in the Associate Incentive Plan. Under the agreement, the Company agreed to award a fixed dollar Black-Scholes equivalent value of stock options based on achieving a specified three-year compound growth rate in EPS. No award is earned if actual performance is below a 7.5% compound growth rate in EPS, the minimum performance level. A maximum award of $500,000 is earned if the EPS compound growth rate equals or exceeds 12.5%, the maximum performance level. If the compound growth rate in EPS is greater than the minimum performance level and less than or equal to the maximum performance level, then the award will be made on a pro-rata basis. On March 12, 2004, Mr. Smith was granted 18,510 stock options under the 2003 agreement.

For fiscal year 2004, Mr. Smith earned 29,797 stock options under an agreement effective January 1, 2004 that contains the same EPS compound growth rate performance goal as in the 2003 agreement. The Board of Directors expects to grant 29,797 stock options in 2005 that were earned in 2004 based on the three-year EPS performance goal under the terms of this agreement.

Benefits and Perquisites

In addition to the benefits that are available to all of our associates, we provide retirement benefits under the Company's supplemental employee retirement plan, as discussed on page 18. Moreover, we provide the named executive officers with perquisites that we believe are reasonable, competitive, and consistent with the Company's overall executive compensation program. The value of the perquisites for each named executive officer in the aggregate do not exceed the lesser of $50,000 or 10% of the executive officer's compensation.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly traded company may deduct for compensation paid to a named executive officer who is employed on the last day of the fiscal year. "Performance-based compensation" is excluded from this $1 million limitation. In general, our policy is to provide compensation that is fully deductible by the Company for income tax purposes. However, in order to maintain ongoing flexibility of the Company's compensation programs, we may from time to time approve annual compensation that exceeds the $1 million limitation. We recognize that the loss of the tax deduction may be unavoidable under these circumstances.

Summary

The Compensation Committee continues to monitor and review all of the compensation programs for the Company to ensure that each plan provides a fair and equitable return for both the shareowners and the executive officers of the Company. We frequently review the various pay plans and policies and modify them, as we deem necessary to continue to meet the Company's business objectives and philosophy. We believe that the policies and programs described in this report provide a substantial link between executive pay and Company performance and serve the best interests of shareowners.

Members of the Committee:

Cader B. Cox, III, Chairman
J. Everitt Drew
Henry Lewis III
John R. Lewis

----------------------------------------------------------------------------
EXECUTIVE COMPENSATION
----------------------------------------------------------------------------

The following summary compensation table shows compensation information for the Company's Chief Executive Officer and each of the two other executive officers of the Company who earned over $100,000 in aggregate salary, bonus, and other compensation in the fiscal year ended December 31, 2004.


                          Summary Compensation Table


                                                                                                       Long-Term
                                                        Annual Compensation                           Compensation
                                          -----------------------------------------------   --------------------------------
                                                                                              Securities       Long-Term
      Name and                                                            Other Annual        underlying     Incentive Plan
 Principal Position              Year        Salary       Bonus <F1>    Compensation <F2>      options         Payouts <F3>
        (a)                       (b)          (c)           (d)              (e)                (g)               (h)
----------------------          ------    ------------   ------------   -----------------   --------------   ---------------
William G. Smith, Jr.            2004       $195,000       $216,901          $ 6,339            18,510           $  --
Chairman, President, and         2003       $185,000       $237,719          $38,066              --              97,959
Chief Executive Officer          2002       $175,000       $437,648          $ 7,387              --                --

Thomas A. Barron                 2004       $190,000       $202,862          $ 6,047              --                --
President, Capital City Bank     2003       $181,000       $222,331          $37,225              --                --
                                 2002       $174,000       $406,609          $ 7,071              --                --

J. Kimbrough Davis               2004       $175,000       $ 86,906          $ 3,934              --                --
Executive Vice President         2003       $165,000       $ 95,637          $22,868              --                --
and Chief Financial Officer      2002       $155,000       $156,452          $ 4,325              --                --



<F1>  Includes cash bonuses and the dollar value of short-term incentive stock awards.

<F2>  Consists of cash bonuses paid as a tax supplement to participants in the 1996 Associate Incentive Plan.

<F3>  Consists of the dollar value of all payouts made for long-term performance awards earned under the 1996 Associate Incentive Plan.


                                  STOCK OPTIONS

The following table contains information concerning stock options granted during the fiscal year ended December 31, 2004, to the executive officers.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable Value
                                                                                            at Assumed Annual Rates of
                                                                                             Stock Price Appreciation
                                    Individual Grants                                             for Option Term
------------------------------------------------------------------------------------------   --------------------------
                           Number of         Percent of
                          Securities        total options
                          Underlying         granted to       Exercise or
                            Options         employees in       base price      Expiration
        Name               granted(#)<F1>    fiscal year        per share         date           5%($)       10%(S)
        (a)                   (b)               (c)                (d)             (e)            (f)          (g)
------------------------------------------------------------------------------------------   --------------------------
William G. Smith, Jr.       18,510              100%             $41.20         3/12/2014      $479,530     $1,215,375
Thomas A. Barron              --                 --                --              --             --            --
J. Kimbrough Davis            --                 --                --              --             --            --

<F1>  	The options granted will vest in three equal annual installments beginning on the first anniversary of the date of grant. The options granted will be immediately exercisable if a change in control, as defined on page 17, occurs.


                         OPTION EXERCISES AND HOLDINGS

The following table contains information with respect to options exercised during 2004 and the value of unexercised options held as of December 31, 2004 for the executive officers.


                                                       Number of securities underlying       Value of unexercised
                                                            unexercised options              in-the-money options
                                                           at fiscal year-end (#)            at fiscal year-end ($)
                                                                   (d)                                (e)
                                                       --------------------------------   -----------------------------
                          Shares
                        acquired on         Value
        Name            exercise (#)     realized ($)
        (a)                 (b)              (c)         Exercisable    Unexercisable     Exercisable    Unexercisable
--------------------------------------------------------------------------------------   ------------------------------
William G. Smith, Jr.       --                --             --             18,510             --           $11,106
Thomas A. Barron            --                --             --               --               --              --
J. Kimbrough Davis          --                --             --               --               --              --


                    Equity Compensation Plan Information

The Company's 1996 Associate Incentive Plan was approved by the Company's shareowners at the 1996 Annual Meeting. The Company's 1995 Associate Stock Purchase Plan was approved by the Company's shareowners at the 1995 Annual Meeting. The following table provides certain information regarding the Company's equity compensation plans.



                                                                                      Number of securities
                              Number of securities                                   remaining available for
                               to be issued upon          Weighted-average            future issuance under
                                  exercise of             exercise price of         equity compensation plans
                              outstanding options,       outstanding options,        (excluding securities
   Plan Category              warrants and rights        warrants and rights          reflected in column (a))
----------------------      ------------------------   -----------------------     ----------------------------
                                     (a)                         (b)                           (c)
Equity Compensation
Plans Approved by                   18,510                     $41.20                         898,813
Securities Holders

Equity Compensation
Plans Not Approved                     -                          -                           133,112
by Securities Holders
                            ------------------------   -----------------------     ----------------------------
   Total                            18,510                     $41.20                       1,031,925
                            ------------------------   -----------------------     ----------------------------



The Company's 1996 Director Stock Purchase Plan, which has not been approved by the Company's shareowners, allows the directors to purchase the Company's common stock at a price equal to 90% of the closing price on the date of purchase. The Director Stock Purchase Plan has 187,500 shares reserved for issuance. In 2004, 2003, and 2002, CCBG issued 7,369, 4,861, and 4,438 shares, respectively, under this plan. A total of 54,388 shares have been issued to directors since the inception of this plan. This plan has been terminated as of December 31, 2004. A substantially similar plan, the 2005 Director Stock Purchase Plan, was approved by the shareowners at last year's Annual Meeting.

                             CHANGES IN CONTROL

In the event of a change in control, the named executive officers of the Company will be credited with an additional two years of credited service for purposes of computation of retirement benefits payable under the Supplemental Employee Retirement Plan ("SERP"). Accrued benefits based upon normal retirement are payable to the named executive officer upon a change in control. A "change in control" under the SERP means the sale of substantially all of the assets of the Company, a change in share ownership of greater than 50% within a 24-month period. For more information regarding the Company's SERP, please see page 18 under the heading "Retirement Plans."

In the event of a change in control, any stock options previously granted to a named executive officer of the Company under the 1996 Associate Incentive Plan will become immediately vested. A "change in control" for purposes of the immediate vesting of options means a change in share ownership of a fixed percent, or, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period.

----------------------------------------------------------------------------
RETIREMENT PLANS
----------------------------------------------------------------------------

                  SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

The following table shows the estimated annual pension benefits payable to an executive officer, assuming retirement on January 1, 2005, at age 65 after selected periods of service. Total pension benefits for executive officers are determined under the Company's SERP, which is a non-qualified defined benefit plan. This plan is designed to restore a portion of the benefits Messrs. Smith, Barron, and Davis would otherwise receive under the Company's Retirement Plan, a qualified, noncontributory, defined benefit retirement plan, which covers all full-time associates and part-time associates with 1,000 hours of service annually who are employed by the Company and its subsidiaries, if these benefits were not limited by the tax laws. A portion of the benefits will be paid under the Company's Retirement Plan. The remainder of the benefit will be paid under the SERP. The SERP provides additional benefits, which, when combined with benefits payable under the Retirement Plan, approximate 60 percent of average monthly cash compensation, which more closely aligns the benefits payable to Messrs. Smith, Barron, and Davis with those of Retirement Plan participants. The SERP is not a qualified plan under the tax laws. The Company has no obligation to fund the SERP but accrues for its anticipated obligations under the SERP on an annual basis.



                                   Years of Accredited Service
Compensation     10 Years     15 Years     20 Years     25 Years     30 Years     35 Years
 250,000........ $ 56,500     $ 84,800     $113,100     $141,400     $150,000     $150,000
 300,000........   68,000      102,100      136,100      170,100     $180,000     $180,000
 350,000........   79,500      119,300      159,100      198,900     $210,000     $210,000
 400,000........   91,000      136,600      182,100      227,600     $240,000     $240,000
 450,000........  102,500      153,800      205,100      256,400     $270,000     $270,000
 500,000........  114,000      171,100      228,100      285,100     $300,000     $300,000
 550,000........  125,500      188,300      251,100      313,900     $330,000     $330,000



Benefits for retirement plan purposes are calculated based upon the average monthly compensation for the highest five consecutive years in the last 10 years of employment. The Company's retirement plan also provides pre-retirement disability and death benefits. The benefits are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2004, the applicable compensation levels and accredited service for determination of pension benefits for the named executive officers are:

                                    Compensation    Accredited Service
              William G. Smith, Jr.   $445,900              26
              Thomas A. Barron        $425,917              30
              J. Kimbrough Davis      $278,291              23

----------------------------------------------------------------------------
FIVE-YEAR PERFORMANCE GRAPH
----------------------------------------------------------------------------

This performance graph compares the cumulative total shareholder return on the Company's common stock with the cumulative total shareholder return of the NASDAQ Composite Index and the SNL Financial LC $1B-$5B Bank Index for the past five years. The graph assumes that $100 was invested on December 31, 1999 in the Company's common stock and each of the above indices, and that all dividends were reinvested. The shareholder return shown below represents past performance and should not be considered indicative of future performance.

[Omitted Stock Performance Graph is represented by the following table.]



                                                            Period Ending
Index                                 12/31/99  12/31/00  12/31/01  12/31/02  12/31/03  12/31/04
------------------------------------------------------------------------------------------------
Capital City Bank Group, Inc.          100.00    118.53    116.65    196.05    292.81    270.84
NASDAQ Composite Index                 100.00     60.82     48.16     33.11     49.93     54.49
SNL Financial LC $1B-$5B Bank Index    100.00    113.48    137.88    159.16    216.44    267.12


----------------------------------------------------------------------------
AUDIT COMMITTEE REPORT
----------------------------------------------------------------------------

The Audit Committee, which operates under a written charter adopted by the Board of Directors, monitors the Company's financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to the Company's financial reporting process during 2004 and particularly with regard to the Company's audited consolidated statements of financial condition as of December 31, 2004 and 2003, and the related statements of income, changes in shareowners' equity, and cash flows for each of the years in the three-year period ended
December 31, 2004.

The Audit Committee currently is composed of four persons, all of whom are "independent," as defined under Nasdaq rules. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries, has engaged in any nonexempt business transaction or has any nonexempt business or family relationship with the Company or any of its subsidiaries or affiliates. In addition, the Board of Directors has determined that Frederick Carroll, III, Chairman of the Committee, is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

The Company's management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls and reporting. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with U.S. generally accepted auditing standards, issuing a report thereon, and annually auditing management's assessment of the effectiveness of internal control over financial reporting. The Audit Committee monitors the integrity of the Company's financial reporting process, system of internal controls and the independence and performance of the Company's independent and internal auditors.

The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met 12 times during 2004.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with KPMG LLP, their judgments as to the quality (rather than just the acceptability) of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with KPMG LLP, the auditor's independence from management and the Company, including the written disclosures, letter and other matters required of KPMG LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2004 by KPMG LLP that were unrelated to its audit of the financial statements referred to above and to their reviews of the Company's interim financial statements during 2004 is compatible with maintaining KPMG

LLP's independence, and determined that the provision of non-audit services by KPMG LLP is compatible with being independent.

Additionally, the Audit Committee discussed with the Company's internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board that the Company retain KPMG LLP as the Company's independent auditors for 2005. The Board has approved and ratified such recommendation. In addition, the Committee has approved the scope of non-audit services anticipated to be performed by KPMG LLP in 2005 and the estimated budget for those services.

Members of the Committee:

Frederick Carroll, III, Chairman
Cader B. Cox, III
J. Everitt Drew
Ruth A. Knox

----------------------------------------------------------------------------
RATIFICATION OF AUDITORS
----------------------------------------------------------------------------

ITEM NO. 2
----------

RATIFICATION OF AUDITORS
------------------------

The Audit Committee appointed KPMG LLP, independent certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 2005. KPMG LLP has served as the Company's independent auditors since the 2002 fiscal year.

With respect to fiscal year 2005, KPMG LLP will audit the Company's consolidated financial statements, provide limited reviews of quarterly reports, and perform services related to filings with the Securities and Exchange Commission and other non-audit related services.

Fees Paid to Principal Accountants
----------------------------------

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2004 and 2003, and fees billed for other services rendered by KPMG LLP.

                                      2004               2003
                                  ------------       ------------
       Audit Fees <F1>             $  849,949          $ 208,500
       Audit-Related Fees <F2>         27,500             22,000
       Tax Fees <F3>                  243,675            341,366
       All Other Fees <F4>                  -                  -
                                  ------------       ------------
       Total                       $1,121,124          $ 571,866
                                  ============       ============

<F1>  	Audit Fees - Audit fees billed to the Company by KPMG LLP for auditing the Company's annual consolidated financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), reviewing the financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings.

<F2>  	Audit-Related Fees - Audit-related fees billed to the Company by KPMG
      LLP include fees related to the audit of the Company's employee benefit plans.

<F3>  	Tax Fees - Tax fees billed to the Company by KPMG LLP include fees related to the preparation of the Company's original and amended tax returns, claims for refunds, and tax planning.

<F4>  	All Other Fees - All other fees billed to the Company by KPMG LLP.


Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of
-------------------------------------------------------------------------
Independent Auditor
-------------------

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy, and the fees for the services performed to date.

The Audit Committee has determined that the non-audit services provided by KPMG LLP during the fiscal year ended December 31, 2004 were compatible with maintaining their independence.

Since May 6, 2003, the effective date of Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of KPMG LLP was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the Commission's rules.

Ratification of KPMG LLP
------------------------

Shareowner ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's bylaws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.
Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareowners.

Representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and to make any statements as they may desire.

The proposal to ratify KPMG LLP as independent auditors will be approved if the votes cast by the shareowners present, or represented, at the meeting and entitled to vote on the matter favoring this proposal exceed the votes cast in opposition to the proposal.

The Board of Directors unanimously recommends a vote "FOR" approval ratification of the appointment of KPMG LLP.



----------------------------------------------------------------------------
ANNUAL REPORT
----------------------------------------------------------------------------

The Company has filed an annual report for the fiscal year ended December 31, 2004 on Form 10-K with the Securities and Exchange Commission.
 Shareowners may obtain, free of charge, a copy of the Company's annual report on Form 10-K by writing to the Corporate Secretary at the Company's corporate address.

                         CAPITAL CITY BANK GROUP, INC.
                           217 North Monroe Street
                          Tallahassee, Florida 32301

                   PROXY FOR ANNUAL MEETING OF SHAREOWNERS
                               APRIL 26, 2005

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareowner of Capital City Bank Group, Inc. (the "Company"), Tallahassee, Florida, do hereby nominate, constitute and appoint Randolph M. Pople and Dale A. Thompson, or any one of them (with full power to act alone), my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place and stead to vote all the shares of Common Stock of the Company, standing in my name on its books as of the close of business on Monday, February 28, 2005, at the annual meeting of its shareowners to be held at Wesleyan College
4760 Forsyth Road, Candler Alumnae Building, Oval Hall, Macon, Georgia on Tuesday, April 26, 2005, at 11:00 a.m., or at any adjournments thereof with all the power the undersigned would possess if personally present.

                 (Continued and to be signed on the other side)

                       ANNUAL MEETING OF SHAREOWNERS OF

                        CAPITAL CITY BANK GROUP, INC.

                           Tuesday, April 26, 2005

                         ---------------------------
                          PROXY VOTING INSTRUCTIONS
                         ---------------------------

MAIL
----
Date, sign and mail your proxy
card in the envelope provided as
soon as possible.
                                               -----------------------------
            -OR-
                                               COMPANY NUMBER
TELEPHONE
---------                                      -----------------------------
Call toll-free 1-800-PROXIES
from any touch-tone telephone                  ACCOUNT NUMBER
and follow the instructions.
Have your proxy card available                 -----------------------------
when you call.

            -OR-
                                               -----------------------------
INTERNET
--------
Access "www.voteproxy.com" and
follow the on-screen instructions.
Have your Proxy card available
when you access the web page.


----------------------------------------------------------------------------
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
----------------------------------------------------------------------------



Please detach along the perforated line and mail in the Envelope Provided IF you are not voting via telephone or the Internet.



----------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
----------------------------------------------------------------------------

(1.) To elect the four persons listed at below as Class II directors of the Company to serve a term of three years each, or until their successors are duly elected and qualified.

[ ] FOR ALL NOMINEES                       NOMINEES:
                                           ( ) Thomas A. Barron
[ ] WITHHOLD AUTHORITY                     ( ) J. Everitt Drew
    FOR ALL NOMINEES                       ( ) Lina S. Knox
                                           ( ) John R. Lewis
[ ] FOR ALL EXCEPT
    (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (*)
----------------------------------------------------------------------------



----------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]
----------------------------------------------------------------------------



(2.) To ratify the appointment of KPMG LLP as auditors for the Company for the fiscal year ending December 31, 2005.

     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]


(3.) In the discretion of the Board of Directors of the Company, to approve such other business properly coming before the meeting or any adjournment of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS DETERMINED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTER
WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

The undersigned Shareowner(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.




Signature of Shareowner______________________________     Date:_____________

Signature of Shareowner______________________________     Date:_____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are owned jointly, each shareowner should sign. When signed as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.